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                                                                      EXHIBIT 23

                         CONSENT OF INDEPENDENT AUDITORS

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                                                                      EXHIBIT 23

                         CONSENT OF INDEPENDENT AUDITORS

Administrative Committee of
 Sterling Bancorp/Sterling National Bank 401(K) Plan:

We consent to the incorporation by reference in the Registration Statement (No. 333-97009) on Form S-8 of Sterling Bancorp of our report dated June 23, 2003, relating to the statements of assets available for plan benefits of the Sterling Bancorp/Sterling National Bank 401(K) Plan as of December 31, 2002 and 2001, and the related statement of changes in assets available for plan benefits for the year ended December 31, 2002, and the related schedules, which report appears in the December 31, 2002 annual report on Form 11-K of the Sterling Bancorp/Sterling National Bank 401(K) Plan.

/s/ KPMG LLP

New York, New York
June 23, 2003